Detail of Sale for Jeffrey N. West on July 31, 2007
6,666 Shares of MGLN stock

Shares

Sale Price
660

42.0200

700

42.2000

660

42.2200

1,496

42.2500

570

42.2600

660

42.3500

260

42.0300

200

42.0400

200

42.1200

490

42.3600

170

42.3700

600

42.9100